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                                                                     Exhibit 4.3

         THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
             THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.


















                                             SCHERER HEALTHCARE, INC.

                                             1994 STOCK INCENTIVE PLAN




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                                             SCHERER HEALTHCARE, INC.

                                             1994 STOCK INCENTIVE PLAN

1.       PURPOSE.

         a. The purpose of this 1994 Stock Incentive Plan (the "Plan") is to further the growth and development of Scherer Healthcare, Inc., a Delaware corporation (the "Company"), by encouraging employees, consultants, advisors and, for a limited time, outside directors of the Company and its subsidiaries to obtain a proprietary interest in the Company by owning its stock. The Company intends that the Plan will provide such persons with an added incentive to continue in the employ and service of the Company and its subsidiaries and will stimulate their efforts in promoting the growth, efficiency and profitability of the Company. The Company also intends that the Plan will afford the Company and its subsidiaries a means of attracting to it service persons of outstanding quality.

         b. It is further intended that part of the Plan qualify as an incentive stock option plan, and that any option granted in accordance with such portion of the Plan qualify as an incentive stock option ("ISO"), all within the meaning of
                  Section 422 of the Internal Revenue code of 1986, as amended (the "Code"). The tax effects of any other stock option (a "Non-ISO"), stock appreciation rights ("SAR's") or restricted stock ("Restricted Stock") granted hereunder should be determined under Section 83 of the Code. Unless otherwise specified, the term "Options" shall refer to both ISO's and Non-ISO's, and to any Reload Options (as described in Section 5(i) hereof) granted in connection therewith; and the term "Stock Rights" shall refer to Options, SAR's and Restricted Stock.

2.       ADMINISTRATION.

         a. The Plan shall be administered and interpreted by the committee appointed by the Company's Board of Directors (the "Committee"). Subject to the provisions of the Plan, the Committee shall have the authority and sole discretion to determine and designate, from time to time, those persons eligible for a grant of Stock Rights under the Plan, those persons to whom Stock Rights are to be granted, the purchase price (if any) of the shares covered by any Stock Rights granted, the time or times at which Stock Rights shall be granted, the manner in and conditions under which Options or SAR's are exercisable (including, without limitation, any limitations or restrictions thereon), and the restrictions and conditions to which Restricted Stock shall be subject. In making such determinations, the Committee may take into account the nature of the services rendered by the respective persons to whom Stock Rights may be granted, their present and potential contributions to the Company's success and such other factors as the Committee, in its sole discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee also shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the instruments by which Stock Rights shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive.

         b. The Board of Directors, in accordance with the applicable provisions of the Company's By-Laws, shall appoint the Committee from among its members to serve at the pleasure of the Board. The Board from time to time may remove members from, or add members to, the Committee and shall fill all vacancies thereon. The following requirements shall apply:

                  i. During the period any director is serving on the Committee and during the 1-year period immediately preceding the commencement of such service, he or she shall not be or have been granted or awarded any Stock Right or other equity securities of the Company under

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                           the Plan (or any other discretionary stock plan of
                           the Company or any Company affiliate as defined by Rule 144 (a) (I) of the Securities Act of 1933). Notwithstanding the foregoing, a member of the Committee may participate during such period in
                           (i) a formula plan, (iiI) an ongoing securities acquisition program with broad-based employee participation, and/or (iii) a program to elect to receive all or part of his annual retainer in equity securities of the Company, all as defined and limited by Rule 16b-3 issued under Section 16 of the Securities and Exchange Act of 1934, as amended ("Rule 16b-3").

                  ii. The Committee shall be composed of two or more directors.

                  iii. These requirements are intended to comply with the "disinterested administration rule" of Rule 16-3 or any successor rule or regulation, and shall be interpreted and construed in a manner which assures compliance with said Rule. To the extent Rule 16b-3 is modified to reduce or increase the restrictions on who may serve on the Committee, the Plan shall be deemed modified in a similar manner.

         c. The Committee may select one of its members as its chairman and shall hold its meetings at such times and at such places as it shall deem advisable. A majority of the Committee shall constitute a quorum, and such majority shall determine its actions. The Committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding.

         d. In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys' fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Rights granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the By-Laws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he, she or they reasonably believed to be in or not opposed to the best interest of the Company.

3.       STOCK.

         The stock subject to the Stock Rights and other provisions of the Plan shall be authorized but unissued or reacquired shares of the $0.01 par value common stock of the Company (the "Common Stock"). Subject to readjustment in accordance with the provisions of Section 8, the total number of shares of the Common Stock for which Stock Rights may be granted to persons participating in the Plan shall not exceed in the aggregate 1,000,000 shares of Common Stock, less any shares used as payment for SAR's pursuant to Section 6(a). Notwithstanding the foregoing, the following shares again may become subject to Stock Rights under the Plan: (i) shares of Common Stock allocable to the unexercised portion of any expired or terminated Option; and (ii) shares of Restricted Stock which are forfeited for any reason.

4.       ELIGIBILITY TO RECEIVE STOCK RIGHTS; TYPE OF OPTIONS.

         a. The persons eligible to receive Stock Rights hereunder shall be key employees, directors, consultants and advisors of the Company and its subsidiary corporations (within the meaning of Section 424(f) of the Code; "Subsidiaries"); provided, (i) ISO's may be granted only to employees (including officers, whether or not they also are directors, but excluding directors, consultants and advisors who are not otherwise employees of the Company or its Subsidiaries; and (ii) no director, (A) who is not


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                  an employee of the Company or its Subsidiaries or (B) who
                  is then currently serving on the Committee, shall be eligible to receive any Stock Rights. The Committee from time to time may select such persons (from that group specified above) to whom Stock Rights are to be offered and granted hereunder; such selected persons hereinafter are referred to individually as "Key Person" and collectively as "Key Persons," and any Key Persons to whom Options are offered and granted hereunder hereinafter are referred to individually as "Optionee" and collectively as "Optionees."

         b. The Committee may grant, at any time, new Stock Rights to a Key Person who previously has received Stock Rights, whether such Stock Rights include (i) prior Options that still are outstanding, previously have been exercised in whole or in part, have expired or are canceled in connection with the issuance of new Stock Rights, or (ii) shares of Restricted Stock that still are subject to forfeiture, have vested in whole or in part, or are canceled in connection with the issuance of new Stock Rights. The purchase price of any new Options may be established by the Committee without regard to any existing Option Price (as described below).

5.       TERMS AND CONDITIONS OF OPTIONS.

         Options may be granted to Optionees from time to time and at such times as may be authorized by the Committee. Subject to the provisions hereinafter set forth, each Option granted under the Plan shall be designated either as an ISO or a Non-ISO. In addition, pursuant to the terms of Section 6, the Committee may grant SAR's in tandem with any Option. In its authorization of the granting of an Option hereunder, the Committee shall specify the name of the Optionee, the number of shares of stock subject to such Option, whether such Option is an ISO or a Non-ISO and whether such Option shall be accompanied by SAR'S. The Committee then shall prepare a written agreement, executed and dated by the Company, evidencing such Option (the "Option Agreement") and setting forth the terms and conditions of such Option; provided, an Option Agreement evidencing both an ISO and a Non-ISO shall identify clearly the status and terms of each Option. The Committee shall present such Option Agreement to the Optionee. Upon execution of such agreement by the Optionee, such Option shall be deemed to have been granted effective as of the date of grant specified in subsection (c)(i) hereof. The failure of the Optionee to execute the Option Agreement within 30 days after the date of the receipt of same shall render the Option Agreement and the underlying Option null and void AB INITIO. Option Agreements and the Options granted thereby shall comply with and be subject to the following terms and conditions:

         a. OPTIONEE AND NUMBER OF SHARES. Each Option Agreement shall state the name of the Optionee and the total number of shares of the Common Stock to which it pertains.

         b. EMPLOYMENT/SERVICE. Each Optionee shall agree to remain in the employ or service, as applicable, of the Company or a Subsidiary for such period and pursuant to such terms, as the Committee may require in the Option Agreement; provided, such Agreement shall not impose upon the Company or a Subsidiary any obligation to retain the Optionee in its employ or service, as applicable, for any period.

         c.       OPTION PRICE.

                  i. The purchase price of the shares of Common Stock underlying each Option (the "Option Price") shall be determined by the Committee, which determination shall be final, binding and conclusive; provided, in no event shall the Option Price of any ISO be less than 100 percent (110 percent in the case of ISO's of Optionees who own more than 10 percent of the voting power of all classes of stock of the Company, a parent corporation (within the meaning of Section 424(e) of the Code) of the Company (a "Parent"), or a Subsidiary) of the fair market value of the Common Stock on the date the Option is granted. Upon execution of an Option Agreement by both the Company and Optionee, the date as of which the

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                           Committee granted the Option shall be considered
                           the date on which such Option is granted;
                           provided, any Option granted (pursuant to an executed Option Agreement) to a prospective employee, director, consultant or advisor of the Company or a Subsidiary prior to the Commencement of his or her employment or service shall be deemed to be granted on, and shall become effective on, the first day of employment or service. Notwithstanding the foregoing, for purposes of calculating the holding period described in Sections 5(h) and (l), the effective date of the grant of any Option granted prior to the approval of the Plan by the stockholders of the company in accordance with Section 10 of the Plan shall be the date of such approval.

                  ii. If the Common Stock subject to the Plan is registered on a national securities exchange (as such term is defined by the Securities Exchange Act of 1934) or is regularly traded in the over-the-counter market on the date of determination, the fair market value per share shall be determined as the price equal to the mean between (A) the high and low sales prices or (B) the high "bid" and low "ask" prices, whichever are reported, of a share of the Common Stock on said national securities exchange or over-the-counter market (as applicable on that day). If shares are publicly traded on a national securities exchange or the over-the-counter market but no shares of the Stock are traded on that date (or if records of such sales are unavailable or burdensome to obtain) but there were shares traded on dates within a reasonable period both before and after such date, the fair market value shall be the weighted average of the means between (A) the high and low sales prices or (B) the high "bid" and low "ask" prices, whichever are reported, of the Common Stock on the nearest date before and the nearest date after the date of determination. For the purposes of this paragraph, all bid and ask prices shall be those which are reported by the National Association of Securities Dealers Automated Quotation System (or a successor to such system). If the Common Stock is traded both on a national securities exchange, and in the over-the-counter market, fair market value shall be determined by the prices on the national securities exchange, unless transactions on such exchange and in the over-the-counter market are jointly reported on a consolidated reporting system in which case fair market value shall be determined by reference to such consolidated reporting system. If the Common Stock is not listed for trading on a national securities exchange and is not regularly traded in the over-the-counter market, then the Committee shall determine the fair market value of the Common Stock from all relevant available facts which may include opinions of independent experts as to value and may take into account any recent sales and purchases of such Common Stock to the extent they are representative.

         d. TERMS OF OPTIONS. Terms of Options granted under the Plan shall commence on the date of grant and shall expire on such date as the Committee may determine for each Option; provided, in no event shall any Option be exercisable after 10 years (5 years in the case of ISO's granted to Optionees who own more than 10 percent of the voting power of all classes of the Company's Common Stock or the stock of a Parent or Subsidiary from the date the Option is granted. Any Reload Option granted pursuant to Section 5(i) hereof shall expire as of the date of expiration of the original Option with respect to which such Reload Option is granted. No Option shall be granted hereunder after 10 years from the earlier of the date the Plan is approved by the stockholders or is adopted by the Board of Directors.

         e. ISO'S CONVERTED TO NON-ISO'S. In the event any part or all of an ISO granted under the Plan at any time fails to satisfy all of the requirements of an incentive stock option, then such ISO shall be split into an ISO and Non-ISO so that the portion of the Option, if any, that still qualifies as an incentive stock option shall remain an ISO, and the portion that does not qualify as an incentive stock option shall become a Non-ISO. Such split of an ISO into an ISO portion and a Non-ISO portion shall be evidenced by one or more Option Agreements, as long as each Option is identified clearly as to its status as an ISO or Non-ISO.


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         f.       TERMS OF EXERCISE.  Subject to the terms of this Section
                  and Section 4, the Committee may specify the terms pursuant to which each Option may be exercised. Each Option shall become exercisable in such installments (which need not be equal and which may or may not correspond to a vesting schedule specified by the Committee) and at such times as designated by the Committee; provided, notwithstanding anything herein to the contrary, no Option, or portion thereof, or related SAR may be exercised until the expiration of the holding period described in subsection
                  (1) hereof. The exercise of an Option may be for less than the full number of shares of Common Stock subject to such Option, but, unless the Option Agreement permits a smaller percentage, such exercise shall not be made for less than 10-percent of the number of shares of Common Stock initially subject to such Option. Subject to the other restrictions on exercise set forth herein, the unexercised portion of an Option may be exercised at a later date by the Optionee; provided, the 10-percent requirement set forth above shall not apply to any exercise of an Option if all remaining shares of Common Stock subject to such Option are exercised.

         g. METHOD OF EXERCISE. All Options granted hereunder shall be exercised by written notice directed to the Secretary of the Company at its principal place of business or to such other person as the Committee may direct. Each notice of exercise shall identify the Option which the Optionee is exercising (in whole or in part) and shall be accompanied by payment of the Option Price for the number of shares specified in such notice and by any documents required by
                  Section 9(a). The Company shall make delivery of such shares within a reasonable period of time; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and causing such registration statement to become effective) with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. In the event an Optionee exercises both an ISO and a Non-ISO, separate certificates shall be issued to such Optionee for the ISO and Non-ISO shares.

         h.       MEDIUM AND TIME OF PAYMENT.

                  i. The Option Price shall be payable upon the exercise of the Option in an amount equal to the number of shares then being purchased times the per share Option Price. Payment, at the election of the Optionee [or his or her successors as provided in Section 5(j)(iii)], shall be (A) in cash; (B) by delivery to the Company of a certificate or certificates for shares of the Common Stock duly endorsed for transfer to the Company with signature guaranteed by a member firm of a national stock exchange or by a national or state bank (or guaranteed or notarized in such other manner as the Committee may require); (C) if the Committee, in its sole discretion, so permits in such Optionee's Option Agreement, by relinquishing the option rights granted hereunder with respect to one or more of the shares of the Common Stock subject to the Option; or (D) by a combination of (A) and (B) and, if permitted in such Optionee's Option Agreement, (C).

                  ii. If all or part of the Option Price is paid by delivery of shares of the Common Stock, the following conditions shall apply:

                           (1) Such shares shall be valued on the basis of the fair market value of the Common Stock on the date of exercise. Fair market value shall be determined in the manner provided in Section 5(c)(ii) (dealing with determining Option Price);

                           (2) On the date of such payment, the Optionee must have held such shares for at least 6 months from (i) the date of acquisition, in the case of shares acquired other than through an exercise or award of Stock Rights, or (ii) the date of grant or award (as


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                                    described in Section 5(c)(i) hereof) of
                                    the underlying Stock Rights, if such
                                    shares were acquired in connection with
                                    the exercise or award of Stock Rights; and

                           (3) The value of such Common Stock shall be less than or equal to the total Option Price payment. If the Optionee delivers Common Stock with a value that is less than the total Option Price, then such Optionee shall pay the balance of the total Option Price in cash.

                  iii. If all or part of their Option Price is paid by relinquishing the option rights to one or more of the shares subject to the Option, the following conditions shall apply:

                           (1) For purposes of calculating the number of shares of the Common Stock for which the option rights are to be relinquished, the relinquishment of the option rights of one such share shall be deemed to generate a dollar amount in payment of the Option Price equal to the fair market value of one share of the Common Stock (as determined under subsection (c)(ii) hereof), and such amount shall be applied toward the payment of the Option Price;

                           (2) The Option with respect to which option rights are relinquished must have been granted (as described in Section 5(c)(i) hereof) to the Optionee at least 6 months prior to the date of such payment; and

                           (3) The total value of such shares for which option rights are relinquished shall be less than or equal to the total Option Price. If the Optionee relinquishes the option rights for shares with a value that is less than the Option Price, the balance of the Option Price shall be paid in one or both of the alternative payment forms described in subsection (i) hereof.

                  iv. In addition to the payment of the purchase price of the shares then being purchased, an Optionee also shall pay in cash (or have withheld from his or her normal pay or payments) an amount equal to the amount, if any, which the Company at the time of exercise is required to withhold under income tax withholding provisions of the Code and of the income tax laws of the state of the Optionee's residence.

         i. RELOAD OPTIONS. At the time of granting any ISO or Non-ISO hereunder, the Committee shall designate, in its discretion, whether such ISO or Non-ISO shall be accompanied by a "Reload Option." A "Reload Option" shall be an Option that is granted (i) to an Optionee who pays for exercise of all or part of such ISO or non-ISO with shares of the Common Stock pursuant to Section 5(h) hereof,
                  (ii) for the same number of shares as is exchanged in payment for the exercise of such ISO or Non-ISO; (iii) as of the date of such payment, and (iv) subject to all of the same terms and conditions as such ISO or Non-ISO; provided, the Option Price for shares subject to the Reload Option shall be determined pursuant to Section 5(c) hereof on the basis of the fair market value of such shares on the date the Reload Option is granted. In addition, the Committee, in its discretion, may grant one or more successive Reload Options to an Optionee who pays for exercise of a Reload Option with shares of the Common Stock. In no event shall the term of any Reload Option extend beyond the original term of the ISO or Non-ISO with respect to which such Reload Option was granted.

         j. EFFECT OF TERMINATION OF EMPLOYMENT/SERVICE OR DEATH. Except as provided in parts (i), (ii) and (iii) of this subsection, no ISO shall be exercisable unless the Optionee thereof shall have been an employee of the Company and/or a Subsidiary from the date of the granting of the Option until the date of exercise, and no Non-ISO shall be exercisable unless the Optionee thereof shall have been an

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                  employee, director, consultant or advisor (as applicable)
                  of the Company and/or a Subsidiary from the date of the granting of the Option until the date of exercise; provided, the Committee, in its sole discretion, may waive the application of this Section 5(j) with respect to any Non-ISO's granted hereunder and, instead, may provide a different expiration date or dates in a Non-ISO Option Agreement.

                  i. In the event an Optionee ceases to be an employee (and, in the case of a Non-ISO, a director, consultant and advisor) of the Company and its Subsidiaries for any reason other than retirement with the consent of the Company, death or disability, any Option or unexercised portion thereof granted to him or her shall terminate on and shall not be exercisable after the earlier to occur of (a) the expiration date of the Option, or
                           (b) 1 month after termination of employment or service, as applicable; provided, the Committee may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. Prior to the earlier of the dates specified in the first sentence of this subsection (5)(j)(i), the Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date of termination of employment or service, as applicable. The question of whether an authorized leave of absence or absence for military or government service or for any other reason shall constitute a termination of employment or service for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

                  ii. Upon an Optionee's retirement with the Company's consent or the termination of an Optionee's employment or service, as applicable, due to disability, as determined by the Committee in its sole discretion, any Option or unexercised portion thereof granted to him or her which is otherwise exercisable shall terminate on and shall not be exercisable after the earlier to occur of (a) the expiration date of such Option, or (b) 3 months after the date on which such Optionee ceases to be an employee and, in the case of a Non-ISO, a director, consultant and advisor of the Company and its Subsidiaries; provided, the Committee may provide in the Option Agreement that such Option or any unexercised option thereof shall terminate sooner. Prior to the earlier of such dates, such Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date such Optionee's employment or service, as applicable ceases, due to retirement with the consent of the Company or disability.

                  iii. In the event of the death of the Optionee while he or she is an employee or, in the case of a Non-ISO, a director, consultant or advisor of the Company or a Subsidiary or within 3 months after the date on which such Optionee's employment or service, as applicable, terminated due to retirement with the Company's consent or due to disability, as determined by the Committee in its sole discretion, any Option or unexercised portion thereof granted to him or her may be exercised by his or her personal representatives, heirs or legatees at any time prior to the expiration of 1 year from the date of death of such Optionee, but in no event later than the date of expiration of the option period; provided, the Committee may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. Such exercise shall be effected pursuant to the terms of this Section 5 as if such personal representatives, heirs or legatees are the named Optionee.

         k. RESTRICTIONS ON TRANSFER AND EXERCISE OF OPTIONS. Unless prior written authorization is received from the Committee, no Option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution and, during the lifetime of an Optionee, the Option shall be exercisable only by him or her.


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         l.       HOLDING PERIOD. No Option or SAR granted hereunder may be
                  exercised within the 6-month period immediately following the date of grant (as described in Section 5(c)(i) hereof).

         m. RIGHTS AS A STOCKHOLDER. An Optionee shall have no rights as a stockholder with respect to shares covered by his or her Option until the date of the issuance of the shares to him or her and only after the Option Price of such shares is fully paid. Unless specified in Section 8, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance,

         n. MISCELLANEOUS PROVISIONS. The Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option as the Committee shall deem advisable. In the event of any conflict between the provisions of an Option Agreement and the Plan, the Plan shall control.

         o. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

6.       STOCK APPRECIATION RIGHTS (SAR'S).

         a. Pursuant to such terms and conditions as the Committee deems appropriate in each case, the Committee may authorize the company to accept an Optionee's surrender of his or her right to exercise an Option (or any portion thereof), in consideration for the payment by the Company of an amount equal to the excess of the fair market value of the shares of Common Stock subject to such Option (or portion thereof) surrendered over the Option Price of such shares; provided, SAR's granted with respect to ISO's must be granted at the same time that the ISO's are granted. SAR's shall be granted with respect to a Reload Option if and to the extent SAR's are granted with respect to the original Option. An Optionee may elect to receive payment for exercise of any SAR in the form of shares of Common Stock valued at the then fair market value thereof or in cash, or partly in cash and partly in shares of Common Stock; provided, the Committee, in its sole discretion, may consent to or disapprove, in whole or in part, an Optionee's election to receive full or partial payment in cash. If the Committee disapproves such an election, the Committee shall specify the manner in which payment for exercise of the SAR shall be made. The Committee may specify payment in shares of Common Stock or in a combination of shares of Common Stock and cash in an amount not greater than the amount of cash specified in the Optionee's election. For purposes hereof, fair market value of the shares shall be determined as of the date of exercise of the SAR and pursuant to the terms of Section 5(c). Payment in shares of Common Stock shall reduce the number of shares subject to the Plan by the number of shares so paid.

         b. Any election by an Optionee to receive payment for exercise of an SAR shall be made in the same manner and pursuant to the same procedures prescribed for the exercise of the corresponding Option; provided, if the Optionee elects to receive payment in cash, the following conditions must be met: (i) such an election shall be made during the period beginning on the 3rd business day following the date of the release of quarterly or annual summary statements of the Company's sales and earnings and ending on the 12th business day following such date; (ii) the Company regularly releases for publication such financial information; and (iii) such financial information regularly appears on or in a wire service, financial news service or newspaper of general circulation, or otherwise is made publicly available.

         c. Any Option surrendered as provided in this Section shall be canceled by the Company, and the underlying share of Common Stock shall not be subject to further grant hereunder.

         d. The Committee shall be authorized hereunder to make payment to the Optionee in shares of Common Stock only if Section 83, as amended, of the Internal Revenue Code applies to the Common Stock transferred to the Optionee.

         e. Notwithstanding anything contained herein to the contrary, the SAR's provided in this Section, by their terms, shall meet the following requirements:

                  i. The SAR's shall expire no later than the expiration date of the underlying Option to which such rights relate;

                  ii. The SAR's may be for no more than the difference between the exercise price of the underlying Option and the fair market value of the Stock subject to the underlying Option at the time such SAR's are exercised;

                  iii. The SAR's may be transferable only when the underlying Option is transferable, and under the same conditions;

                  iv. The SAR's may be exercised only when the underlying Option is eligible to be exercised;

                  v. The SAR's may be exercised only when the fair market value of the Common Stock subject to the underlying option exceeds the Option Price of such Option, and only upon expiration of the holding period described in Section 5(1); and

                  vi. The SAR's may be exercised only if such exercise has the same economic and tax consequences as the exercise of the underlying Option followed by an immediate sale of the Common Stock acquired thereby.

7.       RESTRICTED STOCK.

         Restricted Stock may be awarded to Key Persons from time to time and at such times as may be authorized by the Committee. An award of Restricted Stock shall provide a Key Person with no immediate rights of ownership in the shares of Common Stock underlying the award, but such shares shall be subject to such restrictions as the Committee shall specify and shall be subject to forfeiture by the Key Person until the earlier of (i) the time such restrictions lapse or are satisfied, or (ii) the time such shares are forfeited. In its authorization of an award of Restricted Stock hereunder, the Committee shall specify the name of the Key Person, the number of shares of Restricted Stock to be awarded and the restrictions to which such Restricted Stock shall be subject. The Committee then shall prepare a written agreement, executed and dated by the Company, evidencing such terms of the award (the "Restriction Agreement"). The Committee shall present such Restriction Agreement to the Key Person. The failure of the Key Person to execute the Restriction Agreement within 30 days after the date of the receipt of same shall render the Restriction Agreement and the underlying
         award of Restricted Stock null and void AB INITIO.   Restriction
         Agreements and the Restricted Stock awarded thereby shall comply with and be subject to the following terms and conditions:

         a. KEY PERSON AND NUMBER OF SHARES. Each Restriction Agreement shall state the name of the Key Person and the total number of shares of the Common Stock to which it pertains.

         b. RESTRICTIONS ON STOCK. The vesting of complete ownership rights in any Restricted Stock awarded pursuant to this
                  Section 7 shall be subject to such terms and conditions as the Committee may determine in its sole discretion; provided, no Key Person shall be required to pay any consideration in the form of cash or other property as a condition to acquiring the Restricted Stock. A Key Person shall vest and obtain a nonforfeitable interest in the Restricted Stock as of the date that the last of such terms and conditions is satisfied, provided, if such terms and conditions are not satisfied by the deadline, if any, designated by the Committee and specified in the Restriction Agreement, the portion of Restricted Stock still subject to such terms and conditions shall be forfeited and returned to the Company. The Committee, in its sole discretion, may provide for the lapse of the terms and conditions to which Restricted Stock is subject in installments, and may provide for different terms and conditions and/or a different restriction period with respect to each award, or any portion of an award, of Restricted Stock.

         c.       DELIVERY OF RESTRICTED STOCK.

                  i. The Company shall make delivery of the shares of Restricted Stock within a reasonable period of time after expiration of a restriction period; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

                  ii. The certificates delivered representing shares of the Restricted Stock shall bear restrictive legends required pursuant to Section 9.

                  iii. A Key Person shall pay in cash (or have withheld from his or her normal pay) an amount equal to the amount, if any, which the Company is required at any time to withhold under the income tax laws of the Federal Government or the state of the Key Person's residence.

         d. TERMINATION OF EMPLOYMENT/SERVICE. Except as otherwise determined by the Committee and set forth in a Restriction Agreement, in the event that the employment or other service (as applicable) of a Key Person to whom Restricted Stock has been granted ceases or is terminated for any reason (including a termination by the Company whether or not for good cause and a termination by reason of the death, disability or retirement of the Key Person) before satisfaction of the terms and conditions to which the Restricted Stock is subject, all shares of Restricted Stock still subject to restriction shall be forfeited and shall be reacquired by the Company.

         e. TRANSFER. No rights to Restricted Stock shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of while such shares are still subject to restriction, except that, subject to Section 7(d), such Restricted Stock rights may be bequeathed by will or transferred by operation of the laws of descent and distribution.

         f. WAIVER OF RESTRICTIONS. If the Committee determines that, in cases of death, disability, retirement, or other circumstances determined by the Committee, a waiver of any or all remaining restrictions with respect to a Key
                  Person's Restricted Stock would be desirable, it may elect in its sole discretion to waive such remaining restrictions.

         g. RIGHTS AS A STOCKHOLDER. Until the last of the restriction lapses or is satisfied and Restricted Stock is delivered to the Key Person, the Key Person shall have no rights as a stockholder with respect to the Restricted Stock.

8.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

         a. In the event that the outstanding shares of the Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of the Common Stock, the following rules shall apply:

                  i. The Committee shall make an appropriate adjustment in the number and kind of shares available for the granting of Stock Rights under the Plan.

                  ii. The Committee also shall make an appropriate adjustment in the number and kind of shares (A) as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, or (B) as to which Restricted Stock has been awarded but not yet issued, to the end that the Key Person's proportionate interest shall be maintained as before the occurrence of such event; any such adjustment in any outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Option and with a corresponding adjustment in the Option Price per share. No fractional shares shall be issued to Optionee in making the foregoing adjustments, and the number of shares available under the Plan or the number of shares subject to any outstanding Stock Rights shall be the next lower number of shares, rounding all fractions downward.

                  iii. Any adjustment to or assumption of ISO's under this subsection (a) shall be made in accordance with Internal Revenue Code Section 424(a), as amended, and the regulations promulgated thereunder so as to preserve the status of such ISO's as incentive stock options under Internal Revenue Code Section 422, as amended.

                  iv. If any rights or warrants to subscribe for additional shares are given pro rata to holders of outstanding shares of the class or classes of stock then set aside for the Plan, (A) each Optionee shall be entitled to the same rights or warrants on the same basis as holders of the outstanding shares with respect to such portion of his or her Option as is exercised on or prior to the record date for determining stockholders entitled to receive or exercise such rights or warrants, and (B) each Key Person to whom Restricted Stock has been awarded but not yet issued shall be entitled to the same rights or warrants as holders of the same number of shares.

                  v. If a Key Person becomes entitled to an adjustment in the number or kind of shares or other securities of the Company by reason of his or her rights to Restricted Stock, such shares or other securities shall be subject to the same terms and restrictions as the Restricted Stock with respect to which such shares are issued.

         b. Subject to any required action by the stockholders, if the Company shall be a party to any reorganization involving merger, consolidation, acquisition of the stock or acquisition of the assets of the Company, the Committee, in its discretion, may declare that:

                  i. any or all outstanding Options granted hereunder shall become immediately nonforfeitable and exercisable (to the extent permitted under federal or state securities laws);

                  ii. any or all Restricted Stock awarded hereunder shall become immediately nonforfeitable;

                  iii. any Option granted but not yet exercised, or any Restricted Stock awarded but not yet issued, shall pertain to and apply, with appropriate adjustment as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of shares of the Common Stock subject to such Options or Restricted Stock (whichever is applicable) would have been entitled; and/or

                  iv. any or all Options granted hereunder are to become immediately nonforfeitable and exercisable (to the extent permitted under federal or state securities laws) and are to be terminated after giving at least 30 days' notice to the Key Persons to whom such Options have been granted.

         c. If the Board adopts a plan of dissolution and liquidation that is approved by the stockholders of the Company, the Committee shall give each Optionee notice of such event at least 10 days prior to its effective date, and the rights of all Optionees shall become immediately nonforfeitable and exercisable (to the extent permitted under federal or state securities laws). In addition, all Restricted Stock awarded hereunder immediately shall become nonforfeitable and all restrictions thereon (except restrictions on transferability imposed by federal or state securities laws) shall lapse.

         d. Any issuance by the Company of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any Stock Rights, except as specifically provided otherwise in this Section 8. The grant of Stock Rights pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments the Committee makes under this Section 8 shall be conclusive.

9.       EMPLOYEE'S AGREEMENT AND SECURITIES REGISTRATION.

         a. If, in the opinion of counsel for the Company, such action is necessary or desirable, no Stock Rights shall be granted to any Key Person, unless, at the time of grant, such Key Person (i) represents and warrants that he or she will acquire the stock for investment only and not for purposes of resale or distribution, and (ii) makes such further representations and warranties as are deemed necessary or desirable by counsel to the Company with regard to holding and resale of the stock. If at the time of the exercise of any Option, the exercise of an SAR paid in whole or in part in shares of Common Stock, or the issuance of any Restricted Stock, it is necessary or desirable, in the opinion of counsel for the Company, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Key Person represent and warrant that he or she is purchasing or acquiring the Common Stock for investment and not with any present intention to resell or distribute the same or make other and further representations and warranties with regard to the holding and resale of such shares, the Key Person shall, upon the request of the Committee, execute and deliver to the Company an agreement or affidavit to such effect. Should the Committee have reasonable cause to believe that such Key Person did not execute such agreement in good faith; the Company shall not be bound by the exercise of the Option or any agreement to issue the Restricted Stock, whichever is applicable. In addition to any restrictive legend required pursuant to Section 7, all certificates issued pursuant to the Plan shall be marked with the following restrictive legend or similar legend, if such marking, in the opinion of counsel to the Company, is necessary or desirable:

                           The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under the securities laws of any state (the "State Securities Acts") and have been issued or sold in reliance upon Section 4(2) of the 1933 Act and
                           Section 10-5-9(9) of the Georgia Securities Act of 1973.

                           These shares are held by an "affiliate" of the Company (as such term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the 1933 Act). Accordingly, these shares may not be sold, hypothecated, pledged or otherwise transferred, except (i) pursuant to an effective registration statement under the 1933 Act and any applicable State Securities Acts with respect to such shares, (ii) in accordance with said Rule 144, or (iii) upon issuance to the Company of a favorable opinion of counsel or the submission to the Company of such other evidence as may be satisfactory to the Company that such proposed sale, assignment, encumbrance or other transfer will not be in violation of the 1933 Act or any applicable State Securities Acts or any rules or regulations thereunder. Amy attempted transfer of the certificate representing these shares which is in violation of the preceding restrictions will not be recognized by the Company, nor will any transferee of such shares be recognized as the owner thereof by the Company.

         If the Common Stock to be acquired upon the exercise of an option or any SAR is registered with the Securities and Exchange Commission as of the date of granting an Option or SAR, or if such Common Stock is registered as of the date of exercise, or if Restricted Stock is registered as of the date of issuance, then the Committee, in its discretion, may dispense with the above investment affidavits and the Common Stock may be issued without the first paragraph of the restrictive legend set forth above. If the Common Stock is held by a Key Person who is not an affiliate, as that term is defined in Rule 144 of the 1933 Act, or who ceases to be an affiliate, the Committee, in its discretion, may dispense with or authorize the removal of the second paragraph of the restrictive legend set forth above.

         b. In the event that the Company in its sole discretion shall deem it necessary or advisable to register, under the 1933 Act or any state securities acts, any shares with respect to which Stock Rights have been granted hereunder, then the Company shall take such action at its own expense before delivery of the certificates representing such shares to a Key Person. In the event the shares of Common Stock of the Company shall be listed on any national securities exchange or on the over-the-counter market at the time of the exercise of an Option or SAR or issuance of Restricted Stock, the Company shall make prompt application for the listing of the shares of Common Stock to be issued on such stock exchange of such shares, at the sole expense of the Company.

10.      EFFECTIVE DATE; AMENDMENT AND TERMINATION OF THE PLAN.

         a. The Plan shall be effective as of April 1, 1994, and no Stock Rights shall be granted hereunder prior to said date; provided, adoption of the Plan shall be approved by the holders of a majority of the voting power of the outstanding shares of the Common Stock not later than the earlier of (i) the annual meeting of the stockholders of the Company which immediately follows the date of the first grant or award of Stock Rights hereunder, or (ii) 12 months after the adoption of the Plan by the Board, and failure to obtain such approval shall render the Plan and any Stock Rights granted hereunder null and void AB INITIO.

         b. In the event the Board shall determine that a portion of the Plan does not qualify as an "Incentive Stock Option Plan" pursuant to Internal Revenue Code Section 422, as amended, or that the Plan is not in the best interest of the Company or its stockholders for any reason, the Board shall have the power to add to, amend or repeal any of the provisions of the a Plan, to suspend the operation of the entire Plan or any of its provisions for any period or periods or to terminate the Plan in whole or in part. In the event of any such action, the Committee shall prepare written procedures which, when approved by the Board, shall govern the administration of the Plan resulting from such addition, amendment, repeal, suspension or termination. Notwithstanding the above provisions, no such addition, amendment, repeal, suspension or termination shall adversely affect, in any way, the rights of the Key Persons who have outstanding Stock Rights without the consent of such Key Persons, nor may any such change in the Plan be made without the prior approval of the holders of a majority of the outstanding Common Stock if (i) such change would cause the applicable portions of the Plan to fail to qualify as an "incentive stock option plan" pursuant to Internal Revenue Code Section 422, as amended, or (ii) such stockholder approval is required under Internal Revenue Code Section 422, as amended, Rule 16b-3, or any other applicable law or regulation.

11.      APPLICATION OF FUNDS.

         The proceeds by the company from the sale of the Common Stock subject to the Stock Rights granted hereunder will be used for general corporate purposes.

12.      NOTICES.

         All notices or other communications by a Key Person to the Committee pursuant to or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

13.      TERM OF PLAN.

         Subject to the terms of Section 10(b), the Plan shall terminate upon the later of (i) the complete exercise or lapse of the last outstanding Option, (ii) the last share of Restricted Stock becoming nonforfeitable, or (iii) the last date upon which Stock Rights may be granted hereunder.